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                                   EXHIBIT 21
                              LIST OF SUBSIDIARIES

1.       One Line, Inc., an Arizona corporation doing business as Tucson Indoor
         Soccer;

2. Second Line, Inc., a Colorado corporation doing business as Denver Sports Center;

3. Three Line, Inc., a California corporation doing business as El Cajon Indoor Soccer Center;

4.       Four Line, Inc., a Utah corporation doing business as Salt Lake Indoor
         Soccer;

5.       Five Line, Inc., a Utah corporation doing business as Utah Indoor
         Soccer;

6. GRC Inc., a California corporation doing business as Folsom Racquet Club / San Diego Indoor Soccer / Hockey;

7. Eight Line, Inc., a Colorado corporation doing business as Colorado Springs Sports Center;

8. Nine Line, Inc., a Colorado corporation doing business as Arapahoe Sports Center;

9. Ten Line, Inc., a Texas corporation doing business as Southwest Indoor Soccer Center;

10. Thirteen Line, Inc., a Colorado corporation doing business as Rocky Mountain Sports Center;

11.      Fifteen Line, Inc., a Utah corporation doing business as Ogden Indoor
         Soccer;

12.      Sixteen Line, Inc., an Idaho corporation doing business as The Sports
         Zone;

13. Nineteen Line, Inc., an Arizona corporation doing business as Phoenix Indoor Soccer;

14.      Twenty Line, Inc., a Louisiana corporation doing business as S'port
         Port;

15. Twenty-Two Line, Inc., a Texas corporation doing business as Austin Indoor Soccer;

16.      Twenty-Three Line, Inc., a Texas corporation

17. Twenty-Five Line, Inc., a Texas corporation doing business as Northwest Indoor Soccer; and

18. Twenty-Eight Line, Inc., an Oklahoma corporation doing business as Oklahoma City Indoor Soccer Arenas.